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                                                                      Exhibit 99


[AVISTA LOGO]


                                                                    NEWS RELEASE
CONTACT: Media Contacts: Patrick Lynch 509-495-4246 email: plynch@avistacorp.com
                       Susan Nielsen 509-495-4676 email: snielsen@avistacorp.com Investment Community Contact: Diane Thoren 509-495-4331
                                       e-mail: dthoren@avistacorp.com



                                                          FOR IMMEDIATE RELEASE:
                                                          January 4, 1999
                                                          5:47 a.m. PST



                    AVISTA CORP. BEGINS DOING BUSINESS TODAY

      NAME REFLECTS POSITION AS DIVERSIFIED, NATIONAL ENERGY BUSINESS; NYSE
                              SYMBOL CHANGES TO AVA

SPOKANE, WASH.: Avista Corp. (NYSE: AVA), Washington Water Power's new corporate name, became effective on New Year's Day, but today marks the first day of business operations for the company under its new name.

    The name change to Avista Corp. reflects the company's evolution from a regional utility to a diversified energy business, now offering a full menu of services to customers throughout North America.

    According to T.M. Matthews, board chairman, president and chief executive officer for Avista Corp., "Our new name reflects our position as a leader in a dynamic energy marketplace--a position we will strengthen in the years ahead. The name change is a purposeful step in furthering our strategy and vision of increasing our national presence and securing a broader platform for our products and services. Our focus is to take our already-successful company and achieve an even higher level of performance. Our name change to Avista is a key component in achieving that strategy. The name Avista stands for a new point of view, which will lead our company to new opportunities."

    AS PART OF A FULL DAY OF ACTIVITIES CELEBRATING THE NAME CHANGE, COMPANY OFFICIALS WILL UNVEIL NEW AVISTA CORP. SIGNS AT THE COMPANY'S SPOKANE CORPORATE HEADQUARTERS BUILDING, 1411 EAST MISSION AVENUE IN SPOKANE. THE UNVEILINGS WILL TAKE PLACE AT 10:00 A.M. PST. IN RELATION TO THE CORPORATE NAME CHANGE, SENIOR MANAGEMENT WILL BE AVAILABLE FOR MEDIA INTERVIEWS THROUGHOUT THE DAY. MEDIA MEMBERS INTERESTED IN SETTING UP AN INTERVIEW WITH AVISTA CORP. MANAGEMENT SHOULD CALL EITHER PATRICK LYNCH OR SUSAN NIELSEN.

    All company operations are now unified under the Avista Corp. name. Washington Water Power, the corporation's former name, and WP Natural Gas have been combined to form Avista Utilities, an operating division of Avista Corp. Washington Water Power and WP Natural Gas will still be identified as divisions of Avista Utilities on customer bill statements and on company vehicles. The company's non-regulated energy and


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non-energy businesses will all be consolidated under Avista Capital. These companies include Avista Energy, Avista Power, Avista Advantage, Avista Labs, Avista Fiber, Avista Development, and Pentzer Corporation.

    Beginning with this morning's trading, all existing Washington Water Power common stock will be traded for the first time as Avista Corp. common stock under the ticker symbol "AVA." The company's new-issue preferred stock, which began trading on Dec. 1, 1998, will be traded under the symbol "AVAPrL."

  "We have not merged and we have certainly not been bought out. We have simply changed our name--a change that reflects the expansion of our business operations as well as our market presence to a national level," Matthews said. "Our goal with the name change is to promote a cohesive identity consistent with our business initiatives."

  According to Matthews, the Avista name provides flexibility beyond the company's previous utility-based identity or the geographic location of current or future portfolio businesses. While Avista will retain a strong local and regional identity, primarily through its utility operating division, Matthews said the Avista name is already nationally known in all 50 states through several Avista Corp. affiliate companies. Included among those companies are Avista Energy, one of the premier electric and natural gas trading and marketing companies in the nation; Avista Advantage, a leading Internet-based specialty billing and information services business; and Avista Labs, a research and development affiliate.

  "As we move forward with our business initiatives, the Avista name will position us as a diversified energy services company, and it will reinforce a mindset with our customers, communities and shareholders that the Avista brand stands for consistent and superior products and services," Matthews said. "As Avista, we will also be known as a company that anticipates changes in markets, creates opportunities, and is quick to capitalize on them."

    Matthews said the word Avista itself is quite meaningful. A "vista" is a new perspective, and it is with a fresh perspective that the company is approaching its business and the opportunities it sees in the energy marketplace.

    "For us, the Avista name represents a bold and broad vantage point where the future feels as exciting as it is limitless," Matthews said. "Our forward-thinking perspective will reinforce that our company is an industry leader in performance, value, service, and in seizing opportunities presented in new and existing markets."

  Avista Corp. (formerly Washington Water Power), with annual revenues of more than $3 billion, is a diversified energy services company with utility and subsidiary operations located throughout the United States. Avista Corp. also operates Avista Capital, which owns all the company's non-regulated energy and non-energy businesses. Avista Capital companies include Avista Energy, Avista Energy Canada, Ltd., Avista Power, Avista Advantage, Avista Labs, Avista Fiber, Avista Development and Pentzer Corporation. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at WWW.AVISTACORP.COM.



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